                                                                   EXHIBIT 10.42

                           DISTRIBUTORSHIP AGREEMENT
                           -------------------------


     THIS DISTRIBUTORSHIP AGREEMENT (the "Agreement") is entered into as of this 23rd day of September, 1998, by and between Biocontrol Technology, Inc., a Pennsylvania corporation with principal offices at 300 Indian Springs Road, Indiana, Pennsylvania 15701 ("BICO"); and Luther Medical Products, Inc., a California corporation with principal offices at 14322 Chambers Road, Tustin, California 92780 ("Luther").

                                R E C I T A L S
                                ---------------

     1. BICO is engaged in the manufacture and sale of implantable vascular access medical devices and related products known as BICO's theraPORT/(R)/ product line as more fully described in Exhibit A hereto.
                                        ---------

     2. BICO desires to enter into a non-exclusive distribution agreement with Luther for BICO's theraPORT/(R)/ products in the United States.

     3. Luther desires to undertake the marketing, distribution and sales of BICO's theraPORT/(R)/ products on the terms and conditions contained herein.

     4. The parties previously executed a Proprietary Information Agreement (the "Information Agreement") in anticipation of the execution of this Agreement and a Technology License Agreement (the "License Agreement"). The parties agree that any provisions of the Information Agreement that conflict with the provisions hereof or of the License Agreement shall be terminated hereby.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                        BICO'S THERAPORT/(R)/ PRODUCT LINE

     1.1 Products. The products subject to this Agreement shall be BICO's entire theraPORT/(R)/ line of implantable vascular access medical devices manufactured by and sold by BICO (hereinafter the "Products"). Exhibit "A" hereto sets forth descriptions and model numbers for the Products. If necessary during the term of this Agreement, Exhibit "A" will be amended from time to time to reflect new Products that will be made available to Luther pursuant to
Section 2.4 hereunder.

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                                   ARTICLE II

          APPOINTMENT AS DISTRIBUTOR AND GRANT OF NON-EXCLUSIVE RIGHTS

     2.1 Appointment. BICO hereby appoints Luther as a non-exclusive distributor of the Products during the Term (as hereinafter defined) in the United States.

     2.2 Acceptance. Luther hereby accepts such non-exclusive distributorship, and shall use such efforts as it deems commercially reasonable during the term of this Agreement to promote and to sell the Products on the terms and conditions contained herein. In connection with its distribution activities, Luther shall undertake such commercially appropriate activities which, in its sole judgment, it deems advisable and proper for the promotion and sale of the Products.

     2.3 Non-Exclusive Rights; Mutual Cooperation. Although it is understood that Luther shall take a role in the sale, marketing, and distribution of the Products, Luther shall have non-exclusive rights to do so. For purposes of this Agreement "non-exclusive" means BICO may continue its own efforts to sell, market, and cooperate with Luther in distributing the Products throughout the Territory. BICO may also enter into additional third-party distributor agreements in respect of the Products.

     2.4 Additions to theraPORT/(R)/ Product Line. Prior to the time BICO proposes to introduce any additions to the theraPORT/(R)/ product line, BICO will give Luther ninety (90) days prior written notice to allow Luther to decide whether to distribute said product in the Territory. If Luther agrees to distribute said product, Exhibit "A" shall be amended and said product shall be a Product hereunder and subject to all of the terms and conditions of this Agreement.

     2.5 Termination of Information Agreement. The parties agree that their respective rights, duties, and obligations hereunder and under the License Agreement shall supersede any rights, duties, and obligations granted or undertaken pursuant to the Information Agreement. Any provisions of the Information Agreement that conflict with the provisions hereof or of the License Agreement are hereby terminated.

                                  ARTICLE III

                             INDEPENDENT CONTRACTOR

     3.1 Independent Contractor; No Agency Relationship. Luther shall perform its duties as an independent contractor and not as an agent of BICO for any purpose whatsoever. Luther shall not have any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of BICO, or to bind BICO in any manner.

     3.2 Tradenames. Luther shall have the right to market and sell the Products in the Territory under one or more trade names of its choice, including, but not limited to such trade names as may be the common law property of, or registered to, BICO; however, Luther shall not use any trade name which could cause any third party to confuse Luther with BICO except to designate the Products purchased under the terms of this Agreement. Nothing contained in this Article, however, shall be construed to forbid Luther from holding itself out as BICO's authorized distributor of the Products within the Territory.

                                   ARTICLE IV

                                  PRODUCT FLOW

     4.1 Availability. BICO shall make the Products available to Luther at all times during this Agreement. Luther shall not be obligated to purchase any Products or any specific quantity of Products; however, during the initial term of this Agreement, BICO shall make available to Luther no fewer than 350 Units. (A "Unit" means one count of any of the Products.) All orders placed by Luther shall be on purchase orders or like forms established by mutual agreement. All sales to Luther shall be subject to this Agreement. Any provision that is inconsistent with the provisions of this Agreement, or that shall impose any greater burden upon Luther than the obligations assumed by Luther hereunder, shall be of no effect whatsoever unless expressly accepted by Luther in a writing that specifically refers to the inconsistency or added burden.

     4.2 Orders; Confirmation. Luther shall place orders in minimum quantities of fifty (50) Units. Purchase orders shall be confirmed by facsimile by BICO, within two (2) business days of receipt of the order from Luther. Any quantities ordered, which make up the first 350 units ordered during the life of this Agreement, shall be delivered within seven (7) days of receipt of the order from Luther. In the event that Luther orders more than 350 units and BICO accepts such orders, then the deliveries, for such units in excess of 350 units, shall be agreed between the parties at the time of placement of such orders.

                                   ARTICLE V

                              PACKING AND DELIVERY

     5.1 Packing. Products to be supplied to Luther shall be packed by BICO in protective packages suitable for export and including a protective outer covering for the carton itself.

     5.2 Delivery. All accepted orders placed by Luther shall be filled according to the purchase orders of Luther, as confirmed by BICO. Products will be delivered to the overnight express carrier designated in the shipping or routing instructions received from Luther. In the absence of such instructions, shipping shall be arranged through an overnight express delivery common carrier, which, on the basis of its past dealings with Luther, BICO has reasonable grounds to believe is acceptable to Luther. BICO shall arrange for all shipping F.O.B. Indiana, Pennsylvania.

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

                                   ARTICLE VI

                 QUALITY AND WARRANTIES; COMPLAINTS AND NOTICE

     6.1 Standards. BICO warrants that the Products shall be inspected by it and pass the quality standards established by BICO and such governmental agencies that generally regulate the Products. Such standards, at a minimum, shall conform to all performance specifications and the design and physical characteristics set forth in BICO's printed specifications and literature for said Products as of the date of this Agreement. BICO shall have the right to make changes in the Products without the prior written consent of Luther only if such changes, a) do not adversely affect the operation or performance characteristics of the Products, or b) do not affect the appearance, size or shape of the Products.

     6.2 Defects Due to Workmanship. Luther shall inspect the Products purchased from BICO within a commercially reasonable time following receipt. If Luther finds any damaged or patently defective Products or any loss or damage arising directly or indirectly from any defect, nonconformity of or defective workmanship in the Products supplied, Luther shall notify BICO of such fact in detail within 15 business days. Luther's sole remedy in respect of any Products damaged during shipment, or patently defective Products, discovered within such 15-day period is limited to receiving replacement units or cash, credit or refund, and to reimbursement for all out of pocket costs incurred thereto.

     6.3 Product Liability and Warranty. BICO is solely responsible for the integrity of all the Products and all product liability arising from use by third-party customers or end-users. BICO warrants that the Products supplied hereunder are merchantable, fit for the particular purpose designed, and free from all defects in workmanship and material.

     6.4 Notice of Defects; Complaints. In the event that Luther, or any third party customer or enduser, claims that any Product supplied under this Agreement is defective, Luther shall give prompt written notice to BICO providing detailed information establishing the nature and extent of the claimed defect. In addition to notifying Luther and the customer or end-user of whether BICO has liability for the claim or defect, BICO shall inform Luther within five business days of its receipt of such notice whether BICO at its option, shall (i) replace the Product at its expense; or (ii) refund the purchase price therefor to Luther plus the costs set forth in Section 6.5 below. In the event that BICO does not elect the replacement or refund remedy herein within 5 business days after written notice from Luther of the defect, then Luther may notify BICO of its election of the replacement or refund remedies provided for in this section.

     6.5 Costs. In addition to bearing the cost of any product liability or end user replacement or refund remedy described in Section 6.4 above, BICO shall reimburse Luther (after receipt of Luther's invoice) for all costs incurred by Luther in connection with the inspection, handling and storage of Products with established defects.

                                  ARTICLE VII

                               PRICE AND PAYMENT

     7.1 Price. The purchase price for each of the 350 Units of product that BICO shall make available hereunder shall be USD $120.00 for Models 1001 and 1601 and shall be USD $135.00 for Models 1002 and 1602. The price shall represent the price of the Products FOB factory. The purchase price for each Unit in excess of such 350 Units and for units of any future models will be subject to good faith negotiations between the parties.


     7.2 Payment. The purchase price of the Products shall be paid by Luther to BICO by company check or other good cash funds, dispatched by first class U.S. Mail within 30 calendar days of receipt of BICO's invoice at the principal offices of Luther.

                                  ARTICLE VIII

                  AVAILABLE INVENTORY; POST-TERMINATION SALES

     8.1 During the term of this Agreement, BICO shall maintain and make available to Luther an aggregate of no fewer than 350 Units of the Products. Luther shall have the right to sell its excess inventory at any time, including after termination of this Agreement.

                                   ARTICLE IX

                            MARKETING AND INDEMNITY


     9.1 Credit Risk. Luther shall assume the credit risk arising out of all sales of the Products to its customers. Luther shall have sole responsibility for setting the selling price to its customers.

     9.2 Luther's Responsibility and Indemnity. Luther shall be responsible for all loss or damage arising from the acts or omissions of Luther or any of its employees, sales personnel, agents, or other representatives in connection with the rendering of distribution services by Luther, as well as all claims for damage to property of or injury or death of any persons directly or indirectly resulting from its distribution services. Luther shall indemnify and hold BICO harmless against and from any and all claims, losses, and damages, including reasonable attorneys' fees, resulting from the acts or omissions of Luther, its agents or employees, in relation to Luther's distribution services.

     9.3 BICO's Responsibility and Indemnity. BICO shall be responsible for all loss or damage arising from or relating to the fitness of the Products, the acts or omissions of its employees in connection with the design, development, regulatory status, manufacturing, quality control, or quality assurance of the Products, and all claims for damage to property of or injury or death of any persons therefrom. BICO shall indemnify and hold Luther harmless against and from any and all claims, loss, and damages, including attorneys' fees, resulting from the acts or omissions of BICO, its agents and employees, in relation to the Products.

     9.4 Luther's Marketing Efforts. Luther shall use such efforts as it deems commercially reasonable during the term of this Agreement to market and sell the Products in the Territory.

     9.5 Luther's Marketing Expenses. Luther shall be solely responsible for its own expenses incurred in connection with the promotion, marketing, and sale of the Products, including, without limitation, the wages, salaries, and expenses of its employees, agents, and representatives and all other expenses directly related to its promotion, marketing, and sale of the Products for its benefit.

     9.6 Luther's Rights and Customer Representations. The rights granted to Luther hereunder are limited to the marketing and sale of the Products within the Territory only. Luther shall not make any representations or give any warranties or other benefits in favor of any proposed purchaser or customer beyond those authorized by this Agreement, or those specifically approved in writing by BICO.

     9.7 BICO's Intellectual Property. During the term of this Agreement (except as allowed by the parties' Technology Transfer and License Agreement of even date herewith), Luther shall not make use of any of BICO's proprietary or confidential information, trade secrets, or know-how, directly or indirectly, to engage in manufacturing, assembling, promoting, or selling any goods, merchandise, equipment, or devices that are the same or similar to, or that perform the same or similar functions as, the Products. Luther shall not be prevented from marketing and selling products that are competitive with the Products.

                                   ARTICLE X

                                   TRADEMARKS

     10.1 BICO's Trademarks. If Luther uses the trademarks listed in Exhibit "B" hereto or such trademarks as may be designated from time to time by BICO (the "Trademarks"), in advertising, marketing, or in any other manner whatsoever, such use shall conform to the style and logo-types set forth therein. Luther acknowledges that the Trademarks are the exclusive property of BICO and can be lawfully employed only in connection with the advertising, marketing, or selling of the Products or otherwise with the express written consent of BICO. Luther shall not contest or dispute the validity thereof for any purpose whatsoever.

     10.2 Registration; Assignment. Luther shall not register, nor seek or cause the registration of, the Trademarks, or any form thereof, nor oppose, object, or in any other way interfere, directly or indirectly, with the registration or use of the Trademarks by BICO, for any product or service in any country, state, or other political entity whatsoever whether during the term of this Agreement or thereafter. Any rights in the Trademarks acquired by Luther anywhere in the world by reason of the use or registration of the Trademarks shall inure to the benefit of BICO and shall, without any further consideration, be promptly assigned to BICO by Luther at BICO's request.

     10.3 Usage. If so requested by BICO at any time during the term of this Agreement, whenever Luther shall use the Trademark in advertising, marketing, or in any other manner whatsoever permitted by this Agreement, Luther shall clearly and explicitly indicate BICO's ownership of the Trademarks, and the rights thereto, in the manner as may hereafter from time to time be specified by written notice from BICO to Luther. Upon request of BICO, Luther shall provide BICO with accurate samples of all literature, packages, labels, and other labeling forms, devices, or materials prepared by Luther for use in connection with Luther's sale or other distribution of the Products. Luther's use of the Trademarks as permitted by this Agreement shall comply with all laws pertaining to trademarks in force at any time in the county or state where the Trademarks shall be used.

     10.4 Title. Luther is not granted any right, title, or interest in or to the Trademarks or their respective registrations, except as expressly provided herein, and Luther shall not use the Trademarks in any way whatsoever except in accordance with this Agreement.

                                   ARTICLE XI

                              TERM AND TERMINATION

     11.1 Term. The initial term of this Agreement shall be one year from the date hereof. It shall be renewable thereafter for successive oneyear periods, unless sooner canceled or terminated as otherwise provided herein (the "Term"). Either party may terminate this Agreement after the first anniversary hereof by giving notice in accordance with Article XIV hereof at least 60 calendar days prior to any such expiration date.

     11.2 Termination Events. Any of the following events shall be deemed a material breach of this Agreement:

          (i) Any statement, report, certification, representation, or warranty hereunder is materially false;

          (ii) Any indebtedness of Luther to BICO not paid when due;

          (iii) Either party fails in some material respect to perform any of its respective obligations, undertakings, or agreements hereunder;

          (iv) Either party is adjudicated bankrupt, becomes insolvent, executes any assignment for the benefit of creditors, or a receiver or trustee is appointed for any of its property under any bankruptcy or insolvency law (provided that the appointment of any such receiver or trustee is not dismissed within 30 days from the date of such appointment);

          (v) Either party fails within 20 days to pay or otherwise discharge any one or more judgments or attachments against it, unless such judgment is being appealed in good faith;

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

          (vi) Either party for any reason suspends the operation of its business or if Luther ceases marketing, promoting, or selling the Products, in each case for a period in excess of 30 consecutive calendar days.

     11.3 Breach. If either party commits a material breach of this Agreement or violates or defaults in the due observance or performance of any obligation or provision, and if such default or violation is not corrected within 30 calendar days after being called to the attention of the defaulting party by notice from the other party hereto, then the notifying party, at its option, may terminate this Agreement by notice given pursuant to Article XIV.

     11.4 Carry-Over. In the event of termination, this Agreement shall remain applicable to any orders for the Products which Luther has submitted in accordance with this Agreement and which BICO has accepted prior to the effective date of termination.

     11.5 Return of Materials. On termination of this Agreement, Luther shall, with the exception of actions required to sell all inventory of Products, immediately cease to use the Trademarks, and shall immediately return to BICO all stationery, advertising, and other printed material containing the Trademarks in its possession or under its control.

     11.6 Remedies Cumulative. The right of termination shall not be exclusive of any other remedies or means of redress to which either party may be lawfully entitled.

                                  ARTICLE XII

                                PATENT INDEMNITY


     12.1 Indemnity. BICO will, subject to the conditions set forth in this Article, defend and indemnify Luther against any final award or damages awarded in a suit, proceeding, or claim brought by a third party claiming that the sale or other use of the Products supplied hereunder constitutes an infringement of one or more of the patent rights of such third party, together with the actual justifiable costs and expenses incurred by Luther in connection with such a claim. This indemnity is conditional upon Luther giving BICO prompt written notice of the commencement or threat of such suit, proceeding, or claim of infringement by such third party, full authority, at the option of BICO, either to settle or to defend such claim, suit, or proceeding and full assistance and cooperation in case BICO decides to defend such a claim, suit or proceeding.

     12.2 Expenses. It is understood that no cost or expense will be incurred by Luther in connection with such a claim, suit, or proceeding for the account of BICO without the prior written consent of BICO. However, in the event that Luther is named as a party in such suit or proceeding and BICO has not settled, is not actively engaged in settlement discussions with respect to such suit or proceeding, and has not engaged with due diligence in the defense of such suit or proceeding, Luther shall have the right to defend such suit or proceeding and may incur expense in connection therewith. Any costs spent by Luther for such defense shall be considered actual justifiable costs and shall be reimbursed by BICO to the extent not recovered from the third party that brought such suit or proceeding.

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

     12.3 Other Damages. BICO will be liable for any collateral, incidental, or consequential damages suffered by Luther or by any other person due to Products having been held to constitute infringement of third parties' patent rights.

                                  ARTICLE XIII

                                CONFIDENTIALITY

     13.1 Each party undertakes to use its best efforts to ensure that any and all information regarding the Products, and all designs, manufacturing processes, know-how, marketing and sales plans, projections and similar matters thereto, now or in the future used by the other party, and any information regarding the business or business prospects of the other party and its customers obtained by such party or its employees, shall be kept strictly confidential, shall not be disclosed to third parties, and shall not be used by either party (except as allowed by the parties' Technology Transfer and License Agreement of even date herewith) for any purpose whatsoever other than that party's performance under this Agreement without the express written permission of the other party.

                                  ARTICLE XIV

                                    NOTICES

     14.1 All notices hereunder shall be in writing and shall be deemed received and effective five calendar days after being sent by registered or certified mail, postage prepaid, return receipt requested, or one calendar day after being sent by an overnight courier, fees prepaid or by confirmed facsimile transmission. All notices, requests, or demands shall be sent to the following addresses:

     To BICO:

     Biocontrol Technology, Inc.
     300 Indian Springs Road
     Indiana, Pennsylvania 15701
     Facsimile:  (724) 349-8610
     Attention:  President

     To Luther:

     Luther Medical Products, Inc.
     14322 Chambers Road
     Tustin, California  92780-6912
     facsimile:  (714) 544-7273

     Attention:  Mr. David Rollo

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

     Either party shall notify the other of any change of address or facsimile number, in the manner set forth in this Article.

                                   ARTICLE XV

                               DISPUTE RESOLUTION

      15.1 Arbitration. Any dispute between the parties regarding the terms and conditions of this Agreement or the interpretation or enforcement thereof (the "Arbitration Proceeding") shall be determined by binding arbitration before the American Arbitration Association in accordance with its rules for commercial arbitration.

      15.2 Venue. If BICO commences an Arbitration Proceeding, it shall be held at the offices of the American Arbitration Association in Orange County, California. If Luther commences an Arbitration Proceeding, it shall be held at the offices of the American Arbitration Association in Pittsburgh, Pennsylvania.

     15.3 Governing Law. If BICO commences an Arbitration Proceeding, this Agreement shall be governed by the laws of the State of California. If Luther commences an Arbitration Proceeding, this Agreement shall be governed by the laws of the State of Pennsylvania.

                                  ARTICLE XVI

                                 MISCELLANEOUS

     16.1 Written Amendment. This Agreement may only be modified or amended in writing and signed by the parties hereto or their duly authorized representatives or agents.

     16.2 Waiver. No claim or right arising out of a breach of this Agreement may be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver or renunciation is supported by consideration and is in writing signed by the aggrieved party.

     16.3 Assignment. No right or interest in this Agreement shall be assigned by either party without the written consent of the other, and no delegation of any material duty or material obligation, or of the performance of any material duty or material obligation, owed by either party shall be made without the written permission of the other. This prohibition against such assignment, delegation, or performance shall not apply in the event of a business combination transaction involving Luther or the sale of all, or substantially all, of its assets.

     16.4 Successors. This Agreement and all of its provisions and obligations shall be binding upon and inure to the benefit of the parties and their heirs, successors, and assigns.

     16.5 Complete Agreement. This writing is intended by the parties to be a final expression of their agreement and is intended also as a complete and exclusive statement of the terms of their agreement. No course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain any term used in this Agreement. Acceptance or acquiescence

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

in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even if the accepting or acquiescing party has knowledge of the nature of the performance and opportunity for objection.

     16.6 Severability. If any provision or provisions herein are held to be invalid, illegal, or unenforceable by a body of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     16.7 Force Majeure. If the performance of this Agreement or of any obligation hereunder, except the making of payments, is prevented, restricted, or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, inability to procure power or supplies, war or other violence, any law, order proclamation, regulation, ordinance, demand or requirement of any governmental agency, or any other act or condition whatsoever beyond the reasonable control of a party hereto, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference provided that such party shall use its best efforts to avoid or remove such causes for nonperformance and shall continue performance hereunder with the utmost dispatch as and when such causes have been removed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BIOCONTROL TECHNOLOGY, INC.          LUTHER MEDICAL PRODUCTS, INC.


By: /s/ David L. Purdy               By: /s/ David Rollo
   -----------------------------        ----------------------------
Name (Print): David L. Purdy            David Rollo, President
             -------------------

By: /s/ Nancy J. Saxman              By: /s/ George C. Brdlik
   -----------------------------        ----------------------------
   Name (Print): Nancy J. Saxman     Name (Print): George C. Brdlik
               -----------------                  ------------------

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                                   BICO-LUTHER
                           DISTRIBUTORSHIP AGREEMENT

                                   Exhibit A
                                   ---------

     Product shall mean BICO's theraPORT/(R)/ implantable vascular access system products, including model number(s) 1001, 1002, 1601, and 1602., and any future models under the same product line, to the extent that such products exist, on the date of execution of this Agreement., or are otherwise added hereto by mutual agreement.

     Unit shall mean one count of any theraPORT/(R)/ model number 1001, 1002, 1601, 1602, or future model added to this Exhibit A.

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                                   BICO-LUTHER
                           DISTRIBUTORSHIP AGREEMENT

                                   Exhibit B
                                   ---------

                               BICO's Trademarks
                               -----------------

          1.  theraPORT/(R)/

          2.

          3.

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